CCG

May 1, 2013

Mark White
Chief Executive Officer
One Horizon Group, Inc.
Fleming Court, Leigh Road
Southhampton, SO50 90D
United Kingdom

RE: LETTER OF ENGAGEMENT
Amendment to incorporate performance incentive

Dear Mr. White,

This letter serves to confirm our communication regarding revising the monthly retainer fee received by CCG Investor Relations (CCG) from One Horizon Group, Inc. (the "Company").

The new arrangement will commence on April 15, 2013 and continuing through April 14, 2014 (or "Primary Term").

The monthly retainer shall be $10,000.00 per month, upon invoice at the beginning of the month and each month thereafter during the term of the revised agreement, plus approved out-of-pocket expenses. Following the primary term ending April 14, 2014 this agreement may be terminated by either party by providing thirty (30) days written notice to the other and delivering it by registered mail, or express mail delivery by a major carrier.

As an incentive to the achievement of the highest sustainable value for the Company's securities, One Horizon Group, Inc. shall sign and issue to CCG Investor Relations Partners LLC, no later May 9, 2013 a warrant to purchase 37,526,065 of the Company's restricted common stock at a price of $0.012 per share, vesting quarterly (see vesting schedule below) and subject to the following performance metrics: (1) CCG arranges meetings with at least 40 funds during the Primary Term and (2) at least one sell-side research analyst initiates coverage on the stock by the end Primary Term. The warrant shall have a term of five (5) years and include a "Cashless Exercise Provision."

Vesting Schedule:

Shares	Exercise Price	Vesting date
7,505,213	$0.012	7,505,213 as of the date of this agreement
7,505,213	$0.012	7,505,213 on July 15, 2013
7,505,213	$0.012	7,505,213 on October 15, 2013
7,505,213	$0.012	7,505,213 on January 15, 2014
7,505,213	$0.012	7,505,213 on April 14, 2014

This agreement shall supersede only the retainer fee and Primary Term in the original Letter of Engagement dated April 15, 2013. All other terms and conditions of the original LOE shall remain binding and enforceable.

Should the terms of this revised agreement meet with your approval, please sign and enter the date as provided below. Upon execution, retain an original copy of the agreement for your records, and we would appreciate receiving a faxed or emailed copy so that we have official notification of the engagement as well as authority to proceed on your behalf with the One Horizon Group, Inc. amended Investor Relations Program.

Finally, please express ship an original "wet" signature copy of this agreement to CCG Investor Relations, 10960 Wilshire Blvd., Los Angeles, CA 90024.

On behalf of the partners and entire staff at CCG, we wish to thank you for your continued confidence in our firm. The account team looks forward to continuing to work with you now and in the future toward mutually beneficial goals.

This Agreement is entered into this date in Los Angeles, California and shall be governed by the laws of California. The parties agree that the exclusive forum for the resolution of legal disputes, regardless of the amount in dispute and regardless of the form of relief requested, shall be in the courts of the State of California, County of Los Angeles.

(SIGNATURES ON FOLLOWING PAGE)

Accepted for:
CCG Investor Relations

Crocker Coulson, President

May 1, 2013
Date

Accepted for:
One Horizon Group, Inc.

Mark White
Chief Executive Officer

Date

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